UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 4, 2015

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company's Annual Meeting of Shareholders held on November 4, 2015, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections. The amendment became effective on November 4, 2015.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting, the Company’s shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas R. Greco	17,965,399	89,343	883,746
Douglas A. Milroy	17,637,363	417,379	883,746
Alice M. Richter	17,849,682	205,060	883,746

There were no abstentions for this item.

2.
The proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections was approved based upon the following votes:

For	17,999,671
Against	39,074
Abstentions	15,997
Broker non-votes	883,746

3.	The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016 was approved based upon the following votes:

Votes for approval	18,886,240
Votes against	48,659
Abstentions	3,589

There were no broker non-votes for this item.

4.The shareholders approved a non-binding advisory vote on executive compensation:

For	17,639,232
Against	392,594
Abstentions	22,916
Broker non-votes	883,746

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary